UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)
June 24, 2019

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6280 America Center Dr San Jose, CA		95002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 687-5817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of New Director

Effective as of June 24, 2019, the Board of Directors (the “Board”) of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) has appointed George Kurtz, President, CEO and co-founder of cloud cybersecurity company CrowdStrike, to serve as a director of Hewlett Packard Enterprise. In addition, Mr. Kurtz was appointed to serve as a member the Technology Committee of the Board, effective as of the same date.

In consideration of his service during the remainder of the current Hewlett Packard Enterprise board year, Mr. Kurtz will receive pro-rata portions of the annual equity and cash retainers that are provided under the non-employee director compensation arrangements generally applicable to all Hewlett Packard Enterprise non-employee directors (the “Director Compensation Program”). Thereafter, he will participate in full in the Director Compensation Program.

A copy of the press release announcing these events is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Hewlett Packard Enterprise Company Press Release, dated June 24, 2019 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: June 24, 2019	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	General Counsel and Assistant Secretary